Exhibit 31.1

Certification of Principal Executive Officer Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Heather Bresch, certify that:

1. I have reviewed this Form 10-K/A of Mylan N.V.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Heather Bresch

Heather Bresch

Chief Executive Officer

(Principal Executive Officer)

Date: April 29, 2016